Exhibit (a)(1)(iv)

LETTER TO CLIENTS

FORD MOTOR COMPANY

OFFER TO PAY A PREMIUM FOR CONVERSION OF
ANY AND ALL OF ITS OUTSTANDING
4.25% SENIOR CONVERTIBLE NOTES DUE DECEMBER 15, 2036
(CUSIP No. 345370CF5)
AND
ANY AND ALL OF ITS OUTSTANDING
4.25% SENIOR CONVERTIBLE NOTES DUE NOVEMBER 15, 2016
(CUSIP No. 345370CN8)
INTO SHARES OF FORD MOTOR COMPANY COMMON STOCK

Pursuant to the Offering Circular dated October 26, 2010

The Exchange Offers described herein will expire at 12:00 midnight, New York City time, at the end of November 23, 2010 (the “Expiration Date”), unless extended or earlier terminated by Ford.  In order to be eligible to receive the cash and shares of common stock offered upon tender of the Convertible Notes pursuant to the Exchange Offers described herein and more fully in an Offering Circular dated October 26, 2010 (the “Offering Circular”), holders of Convertible Notes must tender and not withdraw their Convertible Notes before the applicable Expiration Date (as it may be extended or earlier terminated).

Convertible Notes tendered in either of the Exchange Offers may be withdrawn at any time prior to the applicable Expiration Date (as it may be extended or earlier terminated).

To Our Clients:

Ford Motor Company, a Delaware corporation (“Ford” or the “Company”) is offering to pay a premium to holders of any and all of its outstanding 4.25% Senior Convertible Notes due December 15, 2036 (the “2036 Convertible Notes”) and any and all of its outstanding 4.25% Senior Convertible Notes due November 15, 2016 (the “2016 Convertible Notes” and, together with the 2036 Convertible Notes, the “Convertible Notes”) who elect to convert their Convertible Notes into shares of Ford’s common stock, $.01 par value per share (“common stock”), upon the terms and subject to the conditions set forth in the Offering Circular and the accompanying letter of transmittal (the “Letter of Transmittal”).  We are enclosing herewith the documents listed below relating to the two offers (each an “Exchange Offer” and together the “Exchange Offers”).  Certain terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

The consideration in the Exchange Offers for each $1,000 principal amount of Convertible Notes validly tendered and accepted for conversion is:

2036 Convertible Notes	2016 Convertible Notes
•  108.6957 shares of our common stock; plus

•  a cash payment of $190.00 (the “2036 cash premium”); and

•  accrued and unpaid interest to, but excluding, the settlement date, which amount is expected to be approximately $19.4792, payable in cash (the “2036 accrued and unpaid interest”).

•  107.5269 shares of our common stock; plus

•  a cash payment of $215.00 (the “2016 cash premium”); and

•  accrued and unpaid interest to, but excluding, the settlement date, which amount is expected to be approximately $1.7708, payable in cash (the “2016 accrued and unpaid interest”).

The 2036 cash premium and the 2016 cash premium are sometimes referred to collectively herein as the “cash premiums.” The 2036 accrued and unpaid interest and the 2016 accrued and unpaid interest are sometimes referred to collectively herein as the “accrued and unpaid interest.”

Only Convertible Notes validly tendered and not properly withdrawn prior to 12:00 midnight, New York City time, at the end of the applicable Expiration Date will be accepted for exchange. Convertible Notes may be tendered for conversion in a minimum denomination of $1,000 aggregate principal amount of Convertible Notes and integral multiples thereof.

For your information, enclosed herewith are copies of the following documents:

1.      Offering Circular; and

2.      Letter of Transmittal (together with accompanying Substitute Form W-9 and related Guidelines).

Each of the Exchange Offers is subject to certain conditions. See the section of the Offering Circular entitled “Terms of the Exchange Offers—Conditions of the Exchange Offers.”

Ford will not pay any fee, commission or expense to any broker or dealer or to any other persons (other than to the Exchange Agent and the Information Agent) in connection with the solicitation of tenders of the Convertible Notes pursuant to the Exchange Offers. Ford will not pay or cause to be paid any transfer taxes payable on the transfer of the Convertible Notes to Ford, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

We are the holder of your Convertible Notes through our account with The Depository Trust Company (“DTC”). A tender of Convertible Notes can be made only by us as a DTC participant and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Convertible Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Convertible Notes held by us through our DTC account pursuant to the terms and conditions set forth in the Offering Circular and the Letter of Transmittal.

We urge you to read the Offering Circular, including the documents incorporated by reference therein, and the Letter of Transmittal carefully before instructing us to tender your Convertible Notes. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR CONVERTIBLE NOTES PRIOR TO THE APPLICABLE EXPIRATION DATE.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

To The Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Offering Circular, dated October 26, 2010 (the “Offering Circular”), of Ford Motor Company, a Delaware corporation (“Ford”), and the accompanying letter of transmittal (the “Letter of Transmittal”), which together set forth the terms and conditions of the offers (each an “Exchange Offer” and, together, the “Exchange Offers”) by Ford to pay a premium to holders of any and all of its outstanding 4.25% Senior Convertible Notes due December 15, 2036 (the “2036 Convertible Notes”) and any and all of its outstanding 4.25% Senior Convertible Notes due November 15, 2016 (the “2016 Convertible Notes” and, together with the 2036 Convertible Notes, the “Convertible Notes”) who elect to convert their Convertible Notes into shares of Ford’s common stock, $.01 par value per share, upon the terms and subject to the conditions set forth in the Offering Circular and the accompanying Letter of Transmittal. Certain terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

This will instruct you as to the action to be taken by you, for the account of the undersigned, relating to each Exchange Offer.

The aggregate principal amount of 2036 Convertible Notes held by you through your account with The Depository Trust Company (“DTC”) for the account of the undersigned is (fill in amount): $_____ aggregate principal amount of 2036 Convertible Notes.

The aggregate principal amount of 2016 Convertible Notes held by you through your account with The Depository Trust Company (“DTC”) for the account of the undersigned is (fill in amount): $_____ aggregate principal amount of 2016 Convertible Notes.

With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box(es)):

☐
To tender the following aggregate principal amount of 2036 Convertible Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal (insert aggregate principal amount of 2036 Convertible Notes to be tendered, if any): $_____ aggregate principal amount of 2036 Convertible Notes.*

☐
To tender the following aggregate principal amount of 2016 Convertible Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal (insert aggregate principal amount of 2016 Convertible Notes to be tendered, if any): $_____ aggregate principal amount of 2016 Convertible Notes.*

The aggregate principal amount of 2036 Convertible Notes beneficially owned by the undersigned that are held by Participants other than you, which the undersigned is tendering for conversion (insert aggregate principal amount of 2036 Convertible Notes): $_____ aggregate principal amount of 2036 Convertible Notes.

The aggregate principal amount of 2016 Convertible Notes beneficially owned by the undersigned that are held by Participants other than you, which the undersigned is tendering for conversion (insert aggregate principal amount of 2016 Convertible Notes): $_____ aggregate principal amount of Convertible Notes.

☐	Not to tender any aggregate principal amount of 2036 Convertible Notes held by you for the account of the undersigned.

☐	Not to tender any aggregate principal amount of 2016 Convertible Notes held by you for the account of the undersigned.
___________________
*	Unless otherwise indicated, the entire amount of Convertible Notes indicated above as held by the Participant for the account of the undersigned will be tendered in $1,000 integral multiples.

Name(s) of beneficial owner(s):
Signature(s)
Name(s):
(Please Print)
Address(es):
Telephone Number(s):
Taxpayer Identification or Social Security Number(s):
Date:
SIGN HERE: